INFORMATION CIRCULAR

for the

ANNUAL GENERAL MEETING

of

CARMANAH TECHNOLOGIES CORPORATION

to be held on

TUESDAY, MAY 27, 2003

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INFORMATION CIRCULAR

CARMANAH TECHNOLOGIES CORPORATION
Suite 1304 – 925 West Georgia Street
Vancouver, British Columbia
Canada V6C 3L2
Website:  http://www.carmanah.com

(all information as at April 22, 2003 unless otherwise noted)

PERSONS MAKING THE SOLICITATION

This Information Circular is furnished in connection with the solicitation of proxies being made by the management of Carmanah Technologies Corporation (the "Company") for use at the Annual General Meeting of the Company’s shareholders (the "Meeting") to be held on Tuesday, May 27, 2003 at the time and place and for the purposes set forth in the accompanying Notice of Meeting.  While it is expected that the solicitation will be made primarily by mail, proxies may be solicited personally or by telephone by directors, officers and employees of the Company.

All costs of this solicitation will be borne by the Company.

APPOINTMENT OF PROXIES

The individuals named in the accompanying form of Proxy are directors or officers of the Company.  A SHAREHOLDER WISHING TO APPOINT SOME OTHER PERSON (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT FOR THE SHAREHOLDER AND ON THE SHAREHOLDER’S BEHALF AT THE MEETING HAS THE RIGHT TO DO SO, EITHER BY INSERTING SUCH PERSON’S NAME IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY AND STRIKING OUT THE TWO PRINTED NAMES, OR BY COMPLETING ANOTHER FORM OF PROXY.  A Proxy will not be valid unless the completed, dated and signed form of Proxy is delivered to Pacific Corporate Trust Company, of 10th Floor, 625 Howe Street, Vancouver, British Columbia, Canada V6C 3B8, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the Meeting, or is delivered to the Chair of the Meeting prior to the commencement of the Meeting.

NON-REGISTERED HOLDERS

Only registered shareholders or duly appointed proxyholders are permitted to vote at the Meeting.  Most shareholders of the Company are “non-registered” shareholders because the shares they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the shares.  More particularly, a person is not a registered shareholder in respect of shares which are held on behalf of the person (the “Non-Registered Holder”) but which are registered either: (a) in the name of an intermediary (an “Intermediary”) that the Non-Registered Holder deals with in respect of the shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSP’s, RRIFs, RESPs and similar plans); or (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited (“CDS”)) of which the Intermediary is a participant.  In accordance with the requirements of National Instrument 54-101 of the Canadian Securities Administrators, the Company has distributed copies of the Notice of Meeting, this Information Circular and the Proxy (collectively, the “Meeting Materials”) to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

Intermediaries are required to forward the Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them.  Very often, Intermediaries will use service companies to forward the Meeting Materials to Non-Registered Holders.  Generally, Non-Registered Holders who have not waived the right to receive Meeting Materials will either:

(a)

be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of shares beneficially owned by the Non-Registered Holder but which is otherwise not completed.  Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Holder when submitting the proxy.  In this case, the Non-registered Holder who wishes to submit a proxy should otherwise properly complete the form of proxy and deliver it to Pacific Corporate Trust Company as provided above; or

(b)

more typically, be given a voting instruction form which is not signed by the Intermediary, and which, when properly completed and signed by the Non-Registered Holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a “proxy authorization form”) which the Intermediary must follow.  Typically, the proxy authorization form will consist of a one page pre-printed form.  Sometimes, instead of the one page pre-printed form, the proxy authorization form will consist of a regular printed proxy form accompanied by a page of instructions, which contains a removable label containing a bar code and other information.  In order for the form of proxy to validly constitute a proxy authorization form, the Non-Registered Holder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and return it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company.

In either case, the purpose of this procedure is to permit Non-Registered Holders to direct the voting of the shares, which they beneficially own.  Should a Non-Registered Holder who receives one of the above forms wish to vote at the Meeting in person, the Non-Registered Holder should strike out the names of the Management Proxyholders and insert the Non-Registered Holder’s name in the blank space provided.  In either case, Non-Registered Holders should carefully follow the instructions of their Intermediary, including those regarding when and where the proxy or proxy authorization form is to be delivered.

REVOCATION OF PROXIES

A shareholder who has given a Proxy may revoke it by an instrument in writing executed by the shareholder or by the shareholder’s attorney authorized in writing or, if the shareholder is a corporation, by a duly authorized officer or attorney of the corporation, and delivered either to the office of the Company, at 1304 – 925 West Georgia Street, Vancouver, British Columbia, Canada V6C 3L2, at any time up to and including the last business day preceding the day of the Meeting or any adjournment of it or to the Chair of the Meeting on the day of the Meeting or any adjournment of it.  Only registered shareholders have the right to revoke a proxy.  Non-Registered Holders who wish to change their vote must, at least seven days before the Meeting, arrange for their respective Intermediaries to revoke the proxy on their behalf.

A revocation of a Proxy does not affect any matter on which a vote has been taken prior to the revocation.

EXERCISE OF DISCRETION

If the instructions in a Proxy are certain, the shares represented thereby will be voted on any poll by the persons named in the Proxy, and, where a choice with respect to any matter to be acted upon has been specified in the Proxy, the shares represented thereby will, on a poll, be voted or withheld from voting in accordance with the specifications so made.

Where no choice has been specified by the shareholder, such shares will, on a poll, be voted in accordance with the notes to the form of Proxy.

The enclosed form of Proxy, when properly completed and delivered and not revoked, confers discretionary authority upon the persons appointed proxyholders thereunder to vote with respect to any amendments or variations of matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting.  At the time of the printing of this Information Circular, the management of the Company knows of no such amendment, variation or other matter which may be presented to the Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

As at the date hereof, the Company has issued and outstanding 22,652,710 fully paid and non-assessable common shares without par value, each share carrying the right to one vote.  The Company has no other classes of voting securities.

Any shareholder of record at the close of business on April 22, 2003 who either personally attends the Meeting or who has completed and delivered a Proxy in the manner specified, subject to the provisions described above, shall be entitled to vote or to have such shareholder’s shares voted at the Meeting.

To the best of the knowledge of the directors and senior officers of the Company, the only person who, as at the date hereof, beneficially owned, directly or indirectly, or exercised control or direction over shares carrying more than 10% of the voting rights attached to all outstanding shares of the Company is as follows:

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Name and Municipality of Residence	Number (1)(2)	Percentage of Issued and Outstanding Company Common Shares
David Green	6,076,783	26.83%

(1)

David Green controls Carmanah Management Corporation, a private corporation which owns directly or indirectly 6,051,783 common shares of the Company. Number above includes those held beneficially through Carmanah Management Corporation.

(2)

In accordance with Policy 5.2, 3,241,468 of these common shares are held in escrow.

EXECUTIVE COMPENSATION

Set out below are particulars of compensation paid to the following persons (the "Named Executive Officers"):

(a)

the Company’s chief executive officer and chief technology officer;

(b)

each of the Company’s four most highly compensated executive officers who were serving as executive officers at the end of the most recently completed financial year and whose total salary and bonus exceeds $100,000 per year; and

(c)

any additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer of the Company at the end of the most recently completed financial year.

As at December 31, 2002, the end of the most recently completed fiscal year of the Company, the Company had two Named Executive Officers, David Green, the Chairman, Chief Technology Officer and a Director of the Company and Art Aylesworth, the Chief Executive Officer and a Director of the Company.

Summary of Compensation Table

The following table is a summary of compensation paid to the Named Executive Officers for each of the Company’s three most recently completed fiscal years:

		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position of Named Executive Officer	Fiscal Year Ending	Salary	Bonus	Other Annual Compen-sation	Securities Under Options / SARs Granted	Restricted Shares or Restricted Share Units	LTIP Pay-Outs	All Other Compen- sation
David Green Chairman & CTO	2002 2001 2000	$74,083 $80,000 $80,000	Nil Nil Nil	$2,161(1) $1,604(1) $12,000(2)	Nil 125,000 Nil	Nil Nil Nil	N/A N/A N/A	Nil Nil Nil
Art Aylesworth President, CEO, & Director	2002 2001 2000	$135,000 $135,000 $67,500(3)	Nil Nil Nil	Nil Nil Nil	Nil 425,000 Nil	Nil Nil Nil	N/A N/A N/A	Nil Nil Nil

(1)

Comprised of employee benefits.

(2)

Comprised of employee benefits (including health) equalling approximately 15% of salary.

(3)

Mr. Aylesworth commenced employment in May, 2000 on a part-time basis and began full time employment in September, 2000. Mr. Aylesworth was appointed President & CEO effective December 31, 2000. Salary listed above represents compensation from May, 2000 to December 31, 2000.

Long-Term Incentive Plans - Awards in Most Recently Completed Fiscal Year

The Company has no long-term incentive plans in place and therefore there were no awards made under any long-term incentive plan to the Named Executive Officers during the Company’s most recently completed fiscal year.  A "Long-Term Incentive Plan" is a plan under which awards are made based on performance over a period longer than one fiscal year, other than a plan for options, SARs (stock appreciation rights) or restricted share compensation.

Options/SARs Granted During the Most Recently Completed Fiscal Year

During the most recently completed fiscal year, there were no incentive stock options granted to the Named Executive Officers and no SARs (stock appreciation rights) were granted during this period.

Aggregated Option/SAR Exercises During the Most Recently
Completed Fiscal Year and Fiscal Year End Option/SAR Values

The following table sets out incentive stock options exercised by the Named Executive Officers, during the most recently completed fiscal year as well as the fiscal year end value of stock options held by the Named Executive Officers.  During this period, no outstanding SARs were held by the Named Executive Officers.

Name	Securities Acquired on Exercise (#)	Aggregate Value Realized ($) (1)	Unexercised Options at Fiscal Year-End Exercisable/Unexercisable (#)	Value of Unexercised In-the-Money Options at Fiscal Year-End ($) Exercisable / Unexercisable (2)
David Green	Nil	N/A	41,666 / 83,334	$4,167 / $8,333
Art Aylesworth	Nil	N/A	241,666 / 183,334	$24,167 / $18,333

(1)

Based on the difference between the option exercise price and the closing market price of the Company’s shares on the date of exercise.

(2)

In-the-Money Options are those where the market value of the underlying securities as at the most recent fiscal year end exceeds the option exercise price of $0.75 per share.  The closing market price of the Company’s shares as at December 31, 2002, (ie. fiscal year end) was $0.85.

Termination of Employment, Change in Responsibilities and Employment Contracts

On November 9, 2000, a job description and terms of employment was formalized with David Green to serve as Chairman and Chief Technology Officer of the Company. Compensation paid to David Green is $80,000 per annum. The Company also maintains key man insurance for David Green pursuant to a policy with Aetna Life Insurance dated February 5, 1998 and terminating February 5, 2034. There are no compensatory plans or arrangements with respect to David Green resulting from resignation, retirement or other termination of employment or from a change in control of the Company.

Pursuant to an employment agreement effective September 1, 2000, renewed as of January 1, 2002 and amended on October 18, 2002, between the Company and Convertech Solutions through which Art Aylesworth is employed as President and Chief Executive Officer, Convertech Solutions is entitled to an aggregate of $19,150 per month, a portion of which is allocated to Art Aylesworth whose salary is $135,000 per year. The employment agreement provides a formula of compensation upon termination.

Compensation of Directors

Compensation for the Named Executive Officers has already been disclosed above.  During the most recently completed financial year, the Company paid an aggregate of $14,000 (being $1,000 per month to each director commencing June 1, 2002) to two directors of the Company.

The Company has no standard arrangement pursuant to which directors are compensated by the Company for their services in their capacity as directors except for the granting from time to time of incentive stock options in accordance with the policies of the TSX Venture Exchange (the “Exchange”).  During the most recently completed financial year, the Company granted incentive stock options to purchase an aggregate of 166,664 common shares to directors of the Company.

ADVISORY AGREEMENT

Pursuant to an advisory agreement dated June 20, 2001, between the Company and Varshney Capital Corp. (“VCC”), a B.C. private company partially owned by Praveen Varshney, chief financial officer and a director of the Company and Peeyush Varshney, an officer of the Company, the Company paid an aggregate of $120,000, being $10,000 per month to VCC during the fiscal year ended December 31, 2002.

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

Except as disclosed herein, since the commencement of the last completed fiscal year, no insider of the Company, nominee for director, or any associate or affiliate of an insider or nominee, had any material interest, direct or indirect, in any transaction or any proposed transaction which has materially affected or would materially affect the Company.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as disclosed herein, no Person has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in matters to be acted upon at the Meeting.  For the purpose of this paragraph, "Person" shall include each person: (a) who has been a director, senior officer or insider of the Company at any time since the commencement of the Company’s last fiscal year; (b) who is a proposed nominee for election as a director of the Company; or (c) who is an associate or affiliate of a person included in subparagraphs (a) or (b).

NUMBER OF DIRECTORS

Management of the Company is seeking shareholder approval of an ordinary resolution determining the number of directors of the Company at five for the ensuing year.

ELECTION OF DIRECTORS

The term of office of each of the present directors expires at the Meeting.  The persons named below will be presented for election at the Meeting as management’s nominees. Management does not contemplate that any of these nominees will be unable to serve as a director.  Each director elected will hold office until the next annual general meeting of the Company or until his or her successor is elected or appointed, unless his or her office is earlier vacated in accordance with the Articles of the Company or with the provisions of the Company Act (British Columbia) ("Company Act").

The following table sets out the names of the nominees for election as directors, the country in which each is ordinarily resident, all offices of the Company now held by each of them, their principal occupations, the period of time for which each has been a director of the Company and the number of common shares of the Company beneficially owned by each, directly or indirectly, or over which control or direction is exercised, as at the date hereof.

Name, Present Position(s) with the Company (1) and Place of Residence (3)	Principal Occupation (2) (3)	Date(s) Served as a Director Since	Ownership or Control Over Voting Shares Held (3)
David Green Chairman, Chief Technology Officer and a Director of the Company. Victoria, B.C., Canada

President of Carmanah Management Corp. since 1993; Chairman and Chief Technology Officer of Carmanah Technologies Inc. (11) from incorporation in 1998 to June 20, 2001; founder and board member of NxtPhase Corporation since 1997.

		June 20, 2001	6,076,783 (5)
Art Aylesworth President, Chief Executive Officer and a Director of the Company. Victoria, B.C., Canada

Sales Manager, Vice President and President of Sharp’s Audio Visual Ltd. which sells and services audio visual equipment, from November 1982 to August, 2000; President of Carmanah Technologies Inc. (11) from May, 2000 to June 20, 2001.

		June 20, 2001	300,000 (6)
Praveen Varshney (4) Chief Financial Officer and a Director of the Company. Vancouver, B.C., Canada	Chartered Accountant; Principal with Varshney Capital Corp., a venture capital firm since 1995; Director and/or executive officer of various publicly traded companies.	December 22, 1999	164,600 (7)
Trevor Johnstone (4) Director of the Company Vancouver, B.C., Canada

Chartered Accountant and Certified Public Accountant; Founder and Managing Director of Tricor Pacific Capital, Inc., a private equity investment firm; Director and/or executive officer of various publicly traded companies.

		June 13, 2002	126,667 (8)
Kelly Edmison (4) (10) Director of the Company Vancouver, B.C., Canada	Barrister & Solicitor; President, Chief Executive Officer and a Director of Devon Ventures Corporation, a merchant banking firm; Director and/or executive officer of various publicly traded companies.	June 13, 2002	40,000 (9)

(3)

For the purposes of disclosing positions held in the Company, "Company" includes the Company and any parent or subsidiary thereof.

(4)

Unless otherwise stated above, any nominees named above not elected at the last annual general meeting have held the principal occupation or employment indicated for at least five years.

(5)

The information as to country of residence, principal occupation and number of shares beneficially owned by the nominees (directly or indirectly or over which control or direction is exercised) is not within the knowledge of the management of the Company and has been furnished by the respective nominees.

(6)

Members of the Company’s Audit Committee.

(7)

David Green controls Carmanah Management Corporation, a private corporation which owns directly or indirectly 6,051,783 common shares of the Company. Number above includes those held beneficially through Carmanah Management Corporation. 3,241,468 of these common shares are held in escrow.

(8)

Shares are held beneficially through Convertech Solutions

(9)

Praveen Varshney partially owns Varshney Capital Corp., a private corporation which owns directly or indirectly 350,000 common shares of the Company. Number above includes those held beneficially through Varshney Capital Corp.

(10)

Shares are held beneficially through 677564 Alberta Ltd.

(11)

Shares are held beneficially through Arbutus Family Holdings Limited.

(12)

Kelly Edmison is President & CEO of Devon Ventures Corporation, a Vancouver based merchant bank that owns 671,000 common shares of the Company.

(13)

Carmanah Technologies Inc. is 100% subsidiary of Carmanah Technologies Corporation.

An Advance Notice of Meeting inviting nominations for election as directors, as required by section 111 of the Company Act, was published in The Province, a Vancouver, British Columbia newspaper, on April 1, 2003. Copies of such Advance Notice of Meeting were delivered to all applicable securities commissions and the Exchange pursuant to the regulation under the Company Act.

INDEBTEDNESS OF DIRECTORS, EXECUTIVE AND SENIOR OFFICERS

During the last completed fiscal year, no director, executive officer, senior officer or nominee for director of the Company, or any of their associates, has been indebted to the Company, or any of its subsidiaries, nor has any of these individuals been indebted to another entity which indebtedness is the subject of a guarantee, support in agreement, letter of credit or other similar arrangement or understanding provided by the Company, or any of its subsidiaries.

APPOINTMENT AND REMUNERATION OF AUDITOR

Shareholders will be asked to approve the appointment of KPMG LLP, Chartered Accountants, as the auditors of the Company to hold office until the next annual general meeting of the shareholders at a remuneration to be fixed by the Board.  The auditors were first appointed on November 30, 2000.

OTHER BUSINESS

Management is not aware of any matters to come before the Meeting other than those set forth in the Notice of Meeting.  If any other matter properly comes before the Meeting, it is the intention of the persons named in the Proxy to vote the shares represented thereby in accordance with their best judgment on such matter.

CERTIFICATE

The foregoing contains no untrue statements of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

IT IS AN OFFENCE UNDER THE SECURITIES ACT (ALBERTA), THE SECURITIES REGULATION (ALBERTA) AND THE ALBERTA SECURITIES COMMISSION RULES (TOGETHER THE “ALBERTA ACT”) FOR A PERSON OR COMPANY TO MAKE A STATEMENT IN A DOCUMENT REQUIRED TO BE FILED OR FURNISHED UNDER THE ALBERTA ACT THAT, AT THE TIME AND IN THE LIGHT OF THE CIRCUMSTANCES UNDER WHICH IT IS MADE, IS A MISREPRESENTATION.

ON BEHALF OF THE BOARD

“Art Aylesworth”

Art Aylesworth
President & CEO

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